UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 2, 2004
                Date of Report (Date of earliest event reported)

                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)

  Mississippi                        0-3683                       64-0471500
(State or other              (Commission File Number)           (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)

248 East Capitol Street, Jackson, Mississippi                          39201
  (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:               (601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Richard  G.  Hickson,   Chairman  and  Chief  Executive   Officer  of  Trustmark
Corporation (NASDAQ:TRMK), and Gil Bennett, President and Chief Executive Officer of Fisher-Brown, Inc., today announced the signing of an agreement in which Fisher-Brown would become a wholly owned subsidiary of Trustmark National Bank. Founded in 1911, Fisher-Brown is the leading general lines insurance agency in Northwest Florida providing a broad spectrum of risk management products to businesses and individuals. With annual revenues of approximately $16 million and a staff of 125 associates, Fisher-Brown is headquartered in Pensacola and has offices in Milton, Mary Esther, Destin and Panama City, Florida. The transaction, which is subject to due diligence, is expected to close in the fourth quarter of 2004.

Trustmark Chairman and CEO Richard G. Hickson, stated "We are delighted to join forces with Fisher-Brown, a well-respected agency delivering comprehensive and effective solutions to meet their clients' risk management needs. Fisher-Brown will operate as a separate subsidiary of Trustmark National Bank and will complement our existing insurance services provided by The Bottrell Insurance Agency, Inc. This transaction represents another strategic step for Trustmark in becoming a more diversified financial services organization. It also complements our growing banking presence in Florida's vibrant Gulf Coast."

Fisher-Brown President and CEO Gil Bennett, stated "Trustmark shares our commitment to client satisfaction and is a strong financial partner that will enhance our ability to grow and serve the dynamic Florida panhandle marketplace."

Trustmark National Bank is a subsidiary of Trustmark Corporation (NASDAQ:TRMK), a financial services company providing banking and financial solutions through over 145 offices and 2,450 associates in Mississippi, Florida, Tennessee and
Texas. For additional information, visit Trustmark's web site at www.trustmark.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement in this press release encompasses any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein, as well as the management assumptions underlying those forward-looking statements. Factors that might cause future results to differ from such forward-looking statements are described in Trustmark's filings with the Securities and Exchange Commission. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments, or otherwise.

Trustmark Contacts

Investors:              Zach Wasson                        Joseph Rein
                        Executive Vice President and CFO   First Vice President
                        601-208-6816                       601-208-6898

Media:                  Gray Wiggers
                        Senior Vice President
                        601-208-5942

Fisher-Brown Contact    Kirk Ball
                        Senior Vice President
                        850-444-7600

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION

BY:        /s/ Zach L. Wasson
           ------------------
           Zach L. Wasson
           Treasurer
           (Principal Financial Officer)

DATE:      November 2, 2004